Exhibit 4.1

Form of Subscription Documents for

Varagon Capital Corporation

Confidential

DIRECTIONS FOR THE COMPLETION OF THE SUBSCRIPTION DOCUMENTS

Prospective investors in Varagon Capital Corporation (the “Company”) must complete the Subscription Agreement (the “Subscription Agreement”), the Investor Questionnaire set forth in Schedule A (the “Investor Questionnaire”), the Bad Actor Questionnaire set forth in Schedule B (the “Bad Actor Questionnaire”), if applicable, and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Existing Investors in the Company may make an additional commitment to the Company by completing the “Subscription for Additional Commitments” set forth in Schedule F. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the shares of the Company’s common stock (the “Common Stock”) are being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor. Subscription Documents that are missing requested information or signatures will not be considered for acceptance until such information or signatures are provided. In addition, the Company may require additional information from a subscriber in order to verify its “accredited investor” status and other representations made in the Subscription Agreement.

PLEASE TYPE OR USE LEGIBLE BLOCK CAPITALS WHEN COMPLETING THE SUBSCRIPTION DOCUMENTS.

1.	Subscription Agreement:

(a)	Each Investor should fill in the amount of the Capital Commitment, date and print its name and sign (and print name, capacity and title of signatory, if applicable) on page 28.

(b)	To enable timely and efficient communication, it is recommended that you consent to the Electronic Communication and Signature Authorization form on Schedule C.

2.	Investor Questionnaire:

(a)

Section A: General Information. Each Investor should fill in its name, type of entity, address, tax identification or social security number, contact person(s), telephone and facsimile numbers, email address, and the other requested information.

(b)	Section B: Accredited Investor Status. Each Investor should check the box or boxes that are next to the category or categories under which the Investor qualifies as an “accredited investor.”

(c)	Section C: Supplemental Information. Each Investor should respond to these questions.

(d)	Section D: Related Parties/Other Beneficial Parties. Each Investor should respond to these questions.

(e)	Section E: BHC Investor Status. Each Investor should respond to these questions.

(f)	Print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on page Schedule A-9 of the Investor Questionnaire.

3.	Bad Actor Questionnaire:

(a)

Each Investor that is a “Covered Person” (as defined on page Schedule B-1 of the Bad Actor Questionnaire) must answer every question. If an Investor answers “Yes” to any question, please provide details in the explanation. An Investor that is not a “Covered Person” is not required to complete Schedule B – Bad Actor Questionnaire.

(b)

With respect to an Investor that is a “Covered Person,” by printing its name and signing (and printing its name, capacity and title of signatory, if applicable) on page Schedule A-9 of the Investor Questionnaire, the Investor (i) consents to the Company’s reliance upon the information provided in the Bad Actor Questionnaire; (ii) acknowledges that the Securities and Exchange Commission may require the Company to publicly disclose the information provided in the Bad Actor Questionnaire and consents to such public disclosure; (iii) agrees to promptly notify the Company of any changes in information provided in the Bad Actor Questionnaire occurring after the date it signs the Bad Actor Questionnaire; and (iv) confirms that the information contained in the Bad Actor Questionnaire is true and correct to the best of its knowledge and belief after a reasonable investigation, as of the date it signs the Investor Questionnaire.

(c)

With respect to an Investor that is not a “Covered Person” and did not complete the Bad Actor Questionnaire, by printing its name and signing (and printing its name, capacity and title of signatory, if applicable) on page Schedule A-9 of the Investor Questionnaire, the Investor (i) confirms that it is not a “Covered person” (as defined on page Schedule B-1 of the Bad Actor Questionnaire); (ii) agrees to promptly notify the Company of any changes occurring after the date it signs the Investor Questionnaire that it reasonably believes would result in it becoming a “Covered Person”; and (iii) agrees to promptly complete the Bad Actor Questionnaire if it is determined that the Investor is a “Covered Person” after the date it signs the Investor Questionnaire.

4.	Electronic Communications

(a)	To enable timely and efficient communication, it is recommended that you consent to the Electronic Communication and Signature Authorization form under Schedule C.

5.	Opt-out Under Distribution Reinvestment Plan

(a)

If an Existing Investor wishes to “opt out” of the Company’s Distribution Reinvestment Plan at any time and receive distributions in cash instead, it should fill in the form of notice contained in Schedule D no later than 10 days prior to the record date for distributions to the Investor.

(b)	Investors who wish to receive distributions in cash must complete the form of notice contained in Schedule D.

6.	Tax Forms:

(a)	U.S. Investors: Each U.S. Investor is required to fill in, sign (and print name, capacity and title of signatory, if applicable) and date the Form W-9 attached under Schedule E.

(b)

Non-U.S. Investors: Each non-U.S. Investor is required to fill in, sign (and print name, capacity and title of signatory, if applicable) and date the relevant Form(s) W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, in accordance with the instructions to such Form W-8, and in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addendums as required to claim such exemption or reduction. These forms are available at the IRS website and may be accessed using the following hyperlink:

https://apps.irs.gov/app/picklist/list/formsPublications.html.

7.	Subscription for Additional Commitments:

(a)

If an Investor is seeking to make an Additional Capital Commitment to the Company, such Investor should fill in the amount of the Additional Capital Commitment and date, print its name and sign (and print the name, capacity and title of signatory, if applicable) on page Schedule F-1 of the Subscription for Additional Commitments (set forth in Schedule F).

8.	Delivery of Subscription Documents:

A completed and executed copy of the Subscription Agreement, the Investor Questionnaire, and the Bad Actor Questionnaire together with the Form W-9 or W-8, (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, and any required evidence of authorization, should be delivered to the Company at the following address:

Varagon	Capital Corporation
Attn:	Afsar Farman-Farmaian, Esq.
299	Park Avenue, 3rd Floor
New	York, NY 10171

Or, alternatively, by electronic transmission to investors@varagon.com. For all electronic submissions, please use the following subject header: “VCC Subscription Documents”.

If the Investor’s subscription is accepted (in whole or in part) by the Company, a fully executed set of the Subscription Documents will be returned to the Investor.

Please note that the Subscription Documents contain a power of attorney that enables an authorized representative of the Company to execute on behalf of the Investor documents relating to the Investor’s investment in the Company.

9.	Inquiries:

If you have questions regarding any of the information requested, you should ask your attorney, accountant or financial advisor. Inquiries regarding subscription procedures should be directed to Investor Relations at investors@varagon.com. If the Investor Questionnaire indicates that any Investor’s response to a question requires further information or if you have any questions regarding the Bad Actor Questionnaire, please contact Afsar Farman-Farmaian at legal@varagon.com.

[Remainder of Page Intentionally Left Blank]

SUBSCRIPTION AGREEMENT

Varagon Capital Corporation

299 Park Avenue, 3rd Floor

New York, NY 10171

Ladies and Gentlemen:

This Subscription Agreement (“Subscription Agreement” ) is being executed and delivered in connection with the subscription by the undersigned (the “Investor”) to purchase the number of shares of Common Stock, par value $0.01 per share (the “Shares”), of Varagon Capital Corporation, a Maryland corporation (the “Company”), through periodic calls of all or a portion of capital amounts of the Investor’s aggregate capital commitment (the “Capital Commitment”) in the amount set forth on the signature page below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented (the “Memorandum”), unless otherwise defined herein.

In addition to completing and signing the signature page to this Subscription Agreement, each Investor must complete any necessary attachments contained in this package (such attachments, together with the Subscription Agreement, the “Subscription Documents”) in the manner described in the “Directions for Completion of the Subscription Document”. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the Shares will be purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor but should indicate the capacity in which it is doing so and the name of the Investor. All schedules to this Subscription Agreement are incorporated by reference herein.

1. Subscription.

(a) The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon its acceptance by or on behalf of the Company, and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion, provided that if the subscription is partially accepted, the Company will amend this Subscription Agreement to reduce the Investor’s Capital Commitment to reflect the Capital Commitment accepted by the Company.

(b) With regard to the Company’s private offering of the Shares (the “Offering”), the Investor agrees to be bound by all the terms and provisions of the Memorandum related to the Offering, the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Charter”), the Company’s Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), the Investment Advisory Agreement with VCC Advisors, LLC (the “Adviser”), the Company’s investment adviser (the “Advisory Agreement”), the Administration Agreement between the Company and Varagon Capital Partners, L.P. (“Varagon”), as amended from time to time (the “Administration Agreement”), the Sub-Administration Agreement between Varagon and the Company’s sub-administrator (the “Sub- Administrator”), as amended from time to time (the “Sub-Administration Agreement” and together with the Memorandum, the Charter, the Bylaws, the Advisory Agreement, and the Administration Agreement, the “Operative Documents”), together with this Subscription Agreement.

(c) The Investor agrees to purchase Shares in this Offering for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. The minimum Capital Commitment of a subscriber is $10 million, unless a lesser amount is accepted by the Adviser in its sole discretion.

(d) The Company will file a registration statement on Form 10 (the “Registration Statement”) for the registration of the Common Stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Company is conducting the Offering and may not include all information regarding the Company contained in the Operative Documents. Accordingly, in making its investment decision, the Investor should rely exclusively on information contained in the Memorandum and the other Operative Documents, together with reports the Company will file under the Exchange Act from time to time. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors” and together with the Investor, the “Investors”) from time to time during the Fundraising Period (as defined below), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales.

2. Acceptance of Subscription; Closings.

(a) The closing of the subscription for the Shares by the Investor (the “Closing”) shall take place on the date that this Subscription Agreement (having been executed and fully completed by the Investor) is accepted by the Company (such date being the date filled in by an authorized representative of the Company on the signature page hereto next to the signature block of the Company (the “Closing Date”), which date may be a date on or after the date as of which this Agreement is signed by the Investor). Upon the Company’s acceptance of this Agreement (such acceptance to be reflected by the execution of this Agreement on the signature page hereto by an authorized representative of the Company), the Investor will be registered as a shareholder of the Company (a “Shareholder”).

(b) Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Subscription Agreement has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor’s status as Shareholder in the Company, including any documents and instruments to be delivered pursuant to this Subscription Agreement.

(c) The first such date a Shareholder’s Subscription Agreement is accepted by the Company will be referred to as the “Initial Closing”. The Company expects to hold additional closings (each a “Subsequent Closing”), from time to time, in the Adviser’s sole discretion, for a period of 24 months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended by up to an additional 18 months in the sole discretion of the Company’s board of directors (the “Board”) (i.e., from 24 months to up to 42 months after the Initial Closing). The Company may accept and draw down Capital Commitments from Investors throughout the Fundraising Period.

(d) In the event that the Investor is permitted by the Company to make an additional Capital Commitment on a date after its initial subscription has been accepted (the “Additional Capital Commitment”), the Investor shall be required to enter into an addendum to this Subscription Agreement (in the form attached hereto as Schedule F covering such Additional Capital Commitment). For the avoidance of doubt, the Commitment Period applicable to any Additional Capital Commitment shall commence on the date that such Additional Capital Commitment is accepted by the Company.

(e) Investors whose Subscription Agreements are accepted by the Company in connection with the Initial Closing (an “Initial Closing Investor”) shall be required to fund capital contributions to the Company upon receiving an initial closing drawdown notice (the “Initial Closing Drawdown Notice”). The Initial Closing Drawdown Notice shall specify the amount that such Investor is required to contribute in connection with the Initial Closing and may be due on or prior to the Initial Closing date. Amounts of capital contributions funded by an Initial Closing Investor in advance of the Initial Closing date will be held in escrow until the Initial Closing is consummated.

3. Obligation to Contribute; Drawdowns.

(a) General; Issuance of Shares. The Investor agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company. Investor shall be required to fund capital contributions to purchase Shares (a “Drawdown”) each time the Company delivers a Drawdown Notice. On the date capital contributions are made (or deemed made pursuant to Section 3(b)(iii)) by each Shareholder, the Company will issue Shares to each such Shareholder. Newly issued Shares will be issued at a per-share price equal to the net asset value (“NAV”) per Share as of the close of the last quarter preceding the date (the “Drawdown Date”) on which such Drawdown Amount (as defined in Section 3(b)(iii)) is due, subject to any adjustments (as determined by the Board or any authorized committee thereof in its discretion). Any such adjustments shall be at least equal to the NAV per Share in accordance with the limitations under Section 23 of the Investment Company Act of 1940, as amended (the “1940 Act”). For the avoidance of doubt, the Company shall not issue Shares for any portion of the Investor’s Capital Commitment that has not been (i) used to purchase Shares pursuant to one or more Drawdown Notices and (ii) paid to the Company (the “Undrawn Capital Commitment”). No Investor shall be required to invest more than the total amount of its Capital Commitment.

(b) Drawdowns of Available Capital Commitment; Deficiency Drawdowns.

(i) The Investor acknowledges and agrees that Capital Commitments will be drawn pro rata among Investors based on the relative Undrawn Capital Commitment of each Investor on the date the Drawdown Notice is issued. On each Drawdown Date, the Investor agrees to make a capital contribution to the Company each time the Adviser delivers a Drawdown Notice. The Drawdown Notice(s) shall be delivered at least ten (10) business days prior to the Drawdown Date, unless in connection with the Initial Closing as set forth in Section 2(e). In addition, the Adviser may require a Shareholder to fund all or a part of its Capital Commitment on the date of such Shareholder’s applicable Closing Date.

(ii) In order to ensure that each Investor that enters into this Subscription Agreement during the Fundraising Period share equitably in the Organizational and Offering Expenses (as defined below), during the first four fiscal quarters following the Fundraising Period (i.e., 24 months after the Initial Closing, unless extended by the Board in its sole discretion as described in Section 2(c)), after determining the per-share price for each Drawdown, the Company will, to the extent necessary to cover any Organizational and Offering Expenses, issue to each Investor a number of shares of Common Stock determined by dividing (x) the Organizational and Offering Expense Allocation (as defined below) by (y) the Per Share NAV (as defined below).

“Per Share NAV” means, for any date, the net asset value per Share determined in accordance with the procedures set forth in in the Memorandum (as those procedures may be changed from time to time in a manner consistent with the limitations of the 1940 Act) as of the last day of the Company’s fiscal quarter immediately preceding such date.

“Organizational and Offering Expense Allocation” means the lesser of: (i) the actual amount of Organizational and Offering Expenses incurred at the end of the Fundraising Period; (ii) 0.20% of aggregate Capital Commitments accepted at the end of the Fundraising Period; or (iii) $3.0 million.

“Organizational and Offering Expenses” means all costs and expenses (whether incurred before, on or after the date of the Memorandum) pertaining to the organization and establishment of the Company (including any subsidiaries of the Company and the transactions contemplated by the merger of Varagon Fund I, L.P. with and into the Company and the acquisition of a portfolio of existing investments), including, without limitation, any related third-party legal, tax and accounting advisory fees and expenses, and capital raising expenses (including printing expenses and other similar costs, fees and expenses, and regulatory, compliance, and administrative filings) and other organizational and offering expenses, but excluding the fees of Rondout Partners, LLC, the Company’s placement agent (or any successor placement agent).

(iii) Each Drawdown shall be payable, in U.S. dollars and in immediately available funds per the wire transfer instructions set forth in such Drawdown Notice. Each Drawdown Notice shall set forth (A) the Drawdown Amount (as defined below), (B) the portion of the Drawdown Amount to be paid by such Shareholder, (C) the estimated number of Shares to be purchased by such Shareholder (i.e., the portion of the Drawdown Amount to be paid by such Shareholder divided by the Per Share NAV as of the date of the Drawdown Notice), and (E) the Drawdown Date. The delivery of a Drawdown Notice to the Investor shall be the sole and exclusive condition to the Investor’s irrevocable and unconditional obligation to pay such Drawdown in the amount set forth therein, without any right of offset, reduction, counterclaim or offense.

“Drawdown Amount” means, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Undrawn Capital Commitment of the Investors and the denominator of which is the aggregate Undrawn Capital Commitments of all Investors that are not Defaulting Shareholders.

(iv) Each Investor shall be obligated to make payment in full of each Drawdown, together with any interest or other amounts due thereon, no later than on the Drawdown Date, and no Investor shall make (nor shall the Company be obligated to accept) less than the full amount of any such required capital contribution.

(v) Drawdown Notices, or notice of a rescission or postponement of a Drawdown, will be sent to each Shareholder by electronic facsimile or electronic mail. A Drawdown Notice may be rescinded or postponed by the Company by prompt written notice but no later than the Drawdown Date specified therein. In the case of a postponement to a specified future date, such notice shall restate the information contained in the original Drawdown Notice, indicating any material changes.

(vi) Notwithstanding the foregoing, if any Shareholder has failed to make a capital contribution with respect to its applicable Shares when due, the Company in its discretion may call for a deficiency Drawdown from the other Shareholders to replace the unpaid contribution upon seven (7) business days’ prior written notice, and any amounts paid by such other Shareholders pursuant to a deficiency Drawdown will reduce the Undrawn Capital Commitments of such Shareholders. For purposes of Section 4, the amount of a Shareholder’s contribution that is not paid when due shall be deemed to include such Shareholder’s ratable share, determined on a grossed-up basis, of any deficiency Drawdown with respect to such Shareholder’s unpaid contribution.

(vii) In lieu of a Drawdown Notice for any permitted purposes under this Subscription Agreement, the Adviser, in its sole discretion, may debit such amounts from available cash constituting solely a return of principal otherwise distributable to a Shareholder, which amounts shall not reduce the Shareholder’s Undrawn Capital Commitment.

(c) Commitment Period. The “Commitment Period” refers to the period beginning on the date the Shareholder’s Capital Commitment is accepted by the Company and ending on the earlier of (i) a Liquidity Event, (ii) the three (3) year anniversary of the Shareholder’s Closing and (iii) a final, liquidating distribution to all Shareholders. Prior to the expiration of the Commitment Period, additional capital contributions may be drawn down pursuant to Section 3(b) for any permitted purpose contemplated under this Subscription Agreement or as described in the Memorandum. After the expiration of the Commitment Period, the Company will not be permitted to call any remaining Undrawn Capital Commitment; provided, however, that a Shareholder will remain obligated to cover any Organizational and Offering Expenses (as described in Section 3(b)(ii)) and the Company may maintain a reserve of a Shareholder’s Undrawn Capital Commitments to cover any Organizational and Offering Expenses. Notwithstanding the foregoing, prior to an initial public offering or a listing of the Common Stock on a national securities exchange (a “Public Listing”), the Company at any time may call for capital contributions (and the Shareholders shall be obligated to fund such capital contributions) pursuant to (and subject to the limitations of) Section 3(b) to the extent necessary, including to:

(i) pay the Company’s expenses, which expenses are more fully described in the Memorandum;

(ii) fund new portfolio investments that are: (A) significantly in process prior to the expiration of the Commitment Period and as to which the Company and the prospective portfolio company have commenced, in good faith, negotiating the terms of the investment and which the Company reasonably expects to be consummated prior to the date that is 90 days after the date of the expiration of the Commitment Period or (B) follow-on (i.e., additional) investments in existing portfolio company up to an aggregate amount not to exceed an amount equal to 5% of the Capital Commitments of all Shareholders whose Commitment Period has expired; provided, however, that any such follow-on investment shall require the prior consent of a majority in interest of such Shareholders whose Commitment Period has expired;

(iii) fund guarantee obligations, indemnification obligations and other liabilities and obligations of the Company,

(iv) preserve the Company’s tax treatment as a RIC (as defined below); and/or

(v) maintain reasonable reserves in each of the foregoing cases.

For the avoidance of doubt and as more fully described in the Memorandum, with respect to paragraph (ii), the following shall not be treated as new portfolio investments but rather as existing obligations of the Company: (1) funding amounts (including delayed draw amounts) for existing investments pursuant to credit facilities in place prior to the termination of the Commitment Period, (2) funding amounts to be used to exercise or convert options, warrants or other convertible securities held, directly or indirectly, by the Company, and (3) funding obligations related to legally binding investment commitments made during the Commitment Period, including investments that are funded in phases or that provide for ongoing capital calls to the Company.

For the avoidance of doubt, nothing in this Section 3(c) shall require any Shareholder to make capital contributions or payments to the Company other than as provided in this Subscription Agreement.

(d) Target Fundraising Size. The Company is initially seeking to raise up to $1.5 billion in the Offering, inclusive of the Capital Commitments made prior to the Closings. The Company may raise Capital Commitments in excess of $1.5 billion in the future to support growth, among other things.

4. Failure to Make Required Payment. Except as otherwise provided in this Subscription Agreement, if any Shareholder fails to fund a Drawdown Notice when due, and if such failure remains uncured for a period of ten (10) business days, then the Company shall be permitted to declare the Investor to be in default on its obligations under this Subscription Agreement (in such capacity, a “Defaulting Shareholder”) and shall be permitted to pursue one or any combination of the following remedies:

(a) Prohibit Future Drawdowns. The Company may prohibit a Defaulting Investor from purchasing additional Shares on any future Drawdown Date.

(b) Forfeiture of Shares. One-fourth of the Shares then held by the Defaulting Shareholder may be automatically forfeited and transferred on the books of the Company to the Other Investors (other than any other Defaulting Shareholders), pro rata in accordance with their respective Capital Commitments; provided that such transfer is in accordance with the transfer restrictions set forth in Schedule G; and provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 4(b) is intended to operate as a liquidated damage provision because the damage to the Company and the Other Investors resulting from a default by the Defaulting Shareholder is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Investor agrees to this Section 4(b) and acknowledges that the automatic transfer of one-fourth of its Shares constitutes a reasonable liquidated damages remedy for any default of the Investor’s obligations to fund a Drawdown.

(c) Inability to Vote. To the maximum extent permitted by applicable law, the Defaulting Shareholder hereby makes, constitutes and appoints the Company with full power of substitution, its true and lawful proxy to exercise all voting and other rights of such Defaulting Shareholder with respect to the Shares, at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in exact proportion to the votes or consents cast by Shareholders other than Defaulting Shareholders or, in the absence of any such Shareholder, in the discretion of the proxy.

(d) Other Remedies. The Company may pursue any other remedies against the Defaulting Shareholder available to the Company at law or in equity. No course of dealing between the Company any Defaulting Shareholder and no delay in exercising any right, power or remedy conferred in this Section 4 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Company may in its discretion institute a lawsuit against the Defaulting Shareholder for specific performance of its obligation to pay any Drawdown Amount and any other payments to be made by the Defaulting Shareholder pursuant to this Subscription Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Subscription Agreement, the Investor agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Company in connection with the enforcement of this Subscription Agreement against the Investor sustained as a result of any default by the Investor and (ii) that any such payment shall not constitute payment of a Drawdown Amount or reduce the Investor’s Capital Commitment. The Investor agrees that this Section 4 is solely for the benefit of the Company and shall be interpreted by the Company against the Defaulting Shareholder in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 4 against the Company or any Other Investor in the Company.

(e) Covering Shortfalls Resulting from Default. The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Shareholders to cover any shortfall caused by a Defaulting Shareholder’s failure to fund any Drawdown Notice, provided that no Shareholder shall be obligated to fund more than its then Undrawn Capital Commitment.

5. Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, transfer its right to draw down capital from the Investor pursuant to Section 3, and the Company’s right to receive the Drawdown (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 3.

6. Key Person Event. A “Key Person Event” will occur if, prior to the consummation of a Liquidity Event (as described more fully in the Memorandum), fewer than three of Walter Owens, Charles Riceman, Robert Bourgeois, and Kevin Marchetti (or any replacements or additions approved by Varagon’s board of directors, the “Key Persons”), are employed by, or affiliated with, the Administrator or any of its affiliates for any consecutive period that exceeds 60 days. Upon the occurrence of such event, the Commitment Period shall automatically be suspended and Investors will not be obligated to fund Drawdowns, except for purposes permitted after the Commitment Period, and such suspension will become permanent unless it is cured or revoked within 180 days by a vote of a majority of Shareholders.

7. Distributions; Distribution Reinvestment Plan.

(a) As described more fully in the Memorandum, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Board. If the Board authorizes, and the Company declares, a cash dividend or distribution, the Company will automatically reinvest such cash dividend or distribution in additional Shares pursuant the Company’s distribution reinvestment plan (the “Distribution Reinvestment Plan”), unless a Shareholder specifically opts out of the Distribution Reinvestment to receive its cash dividends or distributions in cash. The Investor may “opt out” the Distribution Reinvestment Plan by notifying the Adviser in writing no later than ten (10) business days prior to the record date for distributions to the Shareholder, using the form of notice contained in Schedule D. The Investor and the Company agree and acknowledge that any dividends received by the Investor or reinvested by the Company on the Investor’s behalf shall have no effect on the amount of the Investor’s Uncalled Capital Commitment.

(b) The Company represents and warrants that it shall not make any in-kind distributions consisting of securities that are not Marketable Securities or the Shares other than in connection with liquidation distributions conducted in connection with the dissolution of the Company. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

8. Representations and Warranties of the Company. The Company represents and warrants to the Investor (as of the date the Investor is admitted as a Shareholder of the Company) that:

(a) Formation and Standing. The Company is duly formed, validly existing and in good standing as a corporation under the laws of the State of Maryland, has or will have prior to commencement of operations all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Offering Documents and this Subscription Agreement, and is duly qualified to transact business and is or will be prior to commencement of operations in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business operations.

(b) Authorization of Agreement. The execution, delivery and performance of this Subscription Agreement by the Company’s authorized representative has been authorized by all necessary action on behalf of the Company, and this Subscription Agreement, when duly executed and delivered by the Investor, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

(c) Compliance with Laws and Other Instruments. The execution and delivery of this Subscription Agreement by an authorized representative of the Company, the performance by the Company of its obligations under this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby: (A) does not conflict with or result in any breach or violation of or default under the organizational documents governing the Company, (B) does not conflict with or result in any breach or violation of or default under any material agreement or other instrument to which the Company is a party or by which the Company, or any of its properties or rights, are bound or any material license, permit, franchise, judgment, decree, award, statute, rule or regulation applicable to the Company or its business, properties or rights, other than such conflicts, breaches, violations or defaults that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement, (C) does not violate any applicable material statute or regulation, other than such violations that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement and (D) does not require the filing or registration with, or the approval, authorization, license or consent of, any court or governmental department, agency or authority, or any third party which has not already been duly and validly made or obtained, except where the failure to make such filing or registration or obtain such approval, authorization, license or consent would not have a material adverse effect on the Company.

(d) No Legal Action Pending. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against the Adviser or the Company that, if adversely determined, is reasonably likely to have a material adverse effect on the Adviser or the Company.

(e) No Relationship with Anti-Social Forces. Neither the Company nor the Adviser pursues or is a part of any group that pursues unlawful economic interests by resorting to violence, threat or criminal activities within the meaning of the Rules Concerning the Enforcement of the Japan Securities Dealers Association (“Antisocial Forces”), and neither the Company nor the Adviser has any relationship with Antisocial Forces.

9. Representations, Warranties, and Covenants of the Investor. To induce the Company to accept this subscription, the Investor represents, warrants, and covenants: (i) as of the date this Subscription Agreement or the Subscription for Additional Commitments (attached hereto as Schedule E); (ii) is signed by the Investor, as of the Closing Date or any subsequent closing date, respectively (iii) as of each date (A) on which the Investor makes a capital contribution to the Company or an Additional Capital Commitment to the Company, respectively, (B) the Investor receives a distribution or return of capital from the Company, and (C) on the subsequent dates specified below (to the extent specified below), as follows:

(a) Formation and Standing. If the Investor is not a natural person, the Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Due Authorization.

(i) If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares.

(ii) If the Investor is not a natural person, the execution, delivery and performance by it of this Subscription Agreement is within its powers, requires no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Subscription Agreement is signed by the Investor) and does not and will not contravene, or constitute a default under, (A) any provision of its certificate of incorporation, bylaws, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (B) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Investor or any material agreement or other instrument to which the Investor is a party or by which the Investor or any of its respective properties is bound, or any material license, permit or franchise applicable to the Investor or its business, properties or rights other than such contraventions or defaults that do not impair or otherwise affect the Investor’s ability to perform its obligations under this Subscription Agreement or is not material to the Investor’s financial condition.

(iii) This Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares have been duly authorized, executed and delivered by the Investor and constitute the valid and legally binding agreement of the Investor enforceable in accordance with their terms against the Investor, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (C) considerations of public policy or the effect of applicable law relating to fiduciary duties. Neither the execution, delivery or performance of this Subscription Agreement or any other document required to be executed and delivered by the Investor in connection with its subscription for Shares, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Investor.

(c) Investment Purposes. The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution of all or any portion of such Shares and the Investor has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of, directly or indirectly, all or any portion of such Shares.

(d) Private Placement.

(i) The Investor understands that the offering and sale of the Shares in this Offering are intended to be exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each Investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor. Prior to a Public Listing, the Investor agrees that any Shares acquired by the Investor may not be sold, assigned, exchanged, pledged, hypothecated, transferred or otherwise disposed of or agreed to be disposed of (each, a “Transfer”) except as set forth in Schedule G. Following a Public Listing and during the Lock-Up Period (as defined below), the Investor will be restricted from: (1) offering, pledging, selling, contracting to sell, sell any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or otherwise transferring or disposing of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclosing the intention to make any offer, sale, pledge or disposition, (2) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of Common Stock or such other securities, in cash or otherwise), or (3) if applicable, making any demand for or exercising any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The “Lock-Up Period” is 180 days after the date of the Public Listing, unless such period is reduced or extended pursuant to the Board’s approval.

(ii) The Investor understands that the offering and sale of the Shares in this Offering in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation D under the 1933 Act. Notwithstanding the foregoing, the Investor understands that it is not expected that there will be offerings of the Shares in Japan. Accordingly, each Japan-based Investor agrees and acknowledges that it has designated representatives located in the U.S. to the Company that are authorized to act on behalf of such Investor. All communications (including the execution of any documents) by or on behalf of, and to, the Company in respect of any such Investor shall be solely limited to such Japan-based Investor’s U.S.-based representatives.

(iii) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising, and in the U.S. state or non-U.S. jurisdiction listed in the Investor’s permanent address set forth in the Investor Questionnaire.

(e) BDC/RIC Matters.

(i) The Investor understands that the Company intends to file elections to be: (i) regulated as a BDC under the 1940 Act and (ii) treated as a regulated investment company (“RIC”) within the meaning of Section 851 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes; pursuant to the Company’s RIC election, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.

(ii) The Investor: (A) is not registered or required to be registered as an investment company under the 1940 Act; (B) has not elected to be regulated as a BDC under the 1940 Act; and (C) either (1) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (2) is otherwise permitted to acquire more than 3% of the outstanding voting securities of a BDC.

(f) Placement Agent. If the Investor purchases through a person retained by Varagon or the Company to find potential investors (a “Placement Agent”), the Investor hereby acknowledges that Varagon and/or the Company may be subject to finder-related fees, the arrangements of which are set forth in the Memorandum.

(g) Evaluation and Ability to Bear Risks; Access to Information.

(i) The Investor has been furnished and has carefully read (A) this Subscription Agreement, (B) each Operative Document, in each case as amended, restated and/or supplemented through the closing date of the Investor’s subscription for Shares, (C) a current copy of the Adviser’s Proxy Voting Policies and Procedures, and (D) if the Investor is a natural person, a current copy of the Company’s Privacy Notice. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of Shares, including the matters set forth under the caption “Risk Factors and Potential Conflicts of Interest”, “Certain BDC Considerations” and “Tax and ERISA Considerations” in the Memorandum and, once filed with the SEC, under the caption “Risk Factors” in the Registration Statement. The Investor understands that there can be no assurance that the Company will meet its investment objective or otherwise be able to successfully carry out its investment program.

(ii) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company and the Offering or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

(iii) Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Company executed in conjunction with the Investor’s subscription for Shares, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, the Adviser or any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor. The Investor has not received, nor has the Investor relied upon, any recommendation (as defined under 29 C.F.R. 2510.3-21(b)) from the Adviser or the Company regarding the advisability of acquiring, holding, disposing of or exchanging securities or other investment property including, but not limited to, the Shares.

(h) Representations for Non-U.S. Persons.

(i) If the Investor is not a “United States Person,” as defined below (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(ii) The Investor will notify the Company immediately if the Investor becomes a United States Person.

(iii) The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its Capital Commitment with funds obtained from a United States Person.

(iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(v) The Investor hereby represents that the Investor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of Investor’s jurisdiction.

(i) Certain ERISA and Other Matters.

(i) If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan” (defined below), which is subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”): (1) the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) (a “Fiduciary”) of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company, and has concluded that such investment is prudent; (3) the Plan’s subscription to invest in the Company and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws; and (4) the Plan Fiduciary acknowledges and agrees that neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Company, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Company. “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of

ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

(ii) The Investor agrees to notify the Company in writing in the event (A) the Investor either becomes or ceases to be a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 C.F.R. 2510.3-101(f)(2) or under any Other Plan Law (a “Benefit Plan Investor”), (B) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (C) if the Investor is an entity that is deemed to hold the assets of any Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, within fifteen (15) business days of the receipt of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 C.F.R. 2510.3-101(f), the Company may require any Benefit Plan Investor to (1) retire or withdraw some or all of its Shares; or (2) transfer all or some of its Shares for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Company, the Adviser, or any of their respective affiliates for any form of damages or liability as a result of any such transfer.

(iii) If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (A) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (B) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(j) No Legal Action Pending. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Investor, threatened against the Investor that, if adversely determined, is reasonably likely to impair or otherwise affect the Investor’s ability to perform its obligations under this Subscription Agreement or is reasonably likely to have a material adverse effect on the Investor ‘s financial condition.

(k) Compliance with Anti-Money Laundering Regulations.

(i) Neither the Investor, nor any of its affiliates, nor any beneficial owner(s) of the Investor or the Investor’s affiliates, (A) appears on the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or Sectoral Sanctions Identifications List1 of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States or otherwise the subject of U.S. sanctions laws2, or (B) is a person identified as, or affiliated with, a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: has conducted thorough due diligence with respect to all of its beneficial owners, pursuant to anti-money laundering laws and regulations, including rules issued by the Financial Crimes Enforcement Network (“FinCEN”) under authority granted it by the U.S. Department of the Treasury, the Company may be required to respond to certain requests related to the Company’s or the Investor’s ownership, and the Investor agrees to reasonably cooperate with such requests to the extent applicable. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.

(ii) The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate, including, if the Investor is not a natural person, the Beneficial Ownership Certification form (attached hereto as Schedule H), in order for the Company (A) to comply with the anti-money laundering laws, rules and regulations issued by FinCEN, any other federal or state governmental authority, self-regulatory organization, or applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investors from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(iii) The Investor represents and warrants that, to the best of its knowledge, none of: (A) the Investor; (B) any person controlling or controlled by the Investor; (C) if the Investor is a privately-held entity, any person having a beneficial interest at or greater than 25% in the Investor; or (D) any person for whom the Investor is acting as agent or nominee in connection with this investment, is a senior foreign political figure,3 or any immediate family member4 or close associate5 of a senior foreign political figure, as such terms are defined in the footnotes below.

[1]	This information may be found online at www.treas.gov/ofac.
[2]	This information may be found online at www.treas.gov.
[3]

A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[4]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and a spouse’s parents and siblings.
[5]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known (or is actually known by the relevant covered financial institution) to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(iv) The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 4(k). The Investor is advised that, by law, the Company may be obligated to “freeze the account” of the Investor, either by prohibiting additional subscriptions from the Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and Company may also be required to report such action and disclose the Investor’s identity to OFAC, to the extent permitted by applicable law. The Investor further acknowledges that the Company may, by written notice to the Investor, suspend the redemption rights (if any) of the Investor as reasonably required to comply with applicable anti-money laundering regulations applicable to the Company and the Adviser or any of the Company’s other service providers.

(l) Bad Actor Disclosure.

(i) The Investor agrees to provide the Company, promptly and at any time before or after acceptance of this Subscription Agreement, any information that the Company may reasonably request in order to determine whether the Investor is a Bad Actor, including, without limitation, filings with, and records of, courts and regulators. A “Bad Actor” is any person with respect to whom a “Bad Act” has occurred as set forth in the Bad Actor Questionnaire (attached here to as Schedule B).

(ii) If the Company notifies the Investor that it has determined that the Investor is a Covered Person (including, without limitation, if the Investor would have the right to vote more than 20% of the Company’s outstanding voting equity securities), the Investor (A) represents and warrants to the Company that the Investor is not a Bad Actor and (B) agrees to promptly notify the Company of any Bad Act that occurs with respect to the Investor.

(iii) The Investor agrees that if at any time a Bad Act occurs with respect to an Investor, and if the Company determines the Investor is a Covered Person, the Company may treat such Investor as a Defaulting Shareholder. The Investor further acknowledges that, to the fullest extent permitted by law, the Investor will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(m) Tax Matters. The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Company, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

(n) Additional Information.

(i) The Investor consents to the Company maintaining the minimum “asset coverage” ratio of 150%, as permitted by the 1940 Act and agrees not to seek to redeem its Common Stock in connection therewith. “Asset coverage” has the meaning set forth in Section 18(h) of the 1940 Act and generally is a company’s total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness and, if applicable, preferred stock.

(ii) The Investor acknowledges that the Company intends to enter into a credit facility with a bank or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such credit facility.

(iii) The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Company may reasonably request to establish the identity of the Investor and the direct and indirect participants in its investment in the Shares, to the extent applicable, to verify the accuracy of the Investor’s representations and warranties herein, to effect any transfer and admission and/or to comply with any law, rule or regulation to which the Company or any portfolio company may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

(o) None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire, the Bad Actor Questionnaire, and any Form W-9 or Form W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. The Investor acknowledges that the Company and the Adviser are relying on such information in connection with (i) the Investor being admitted as a Shareholder, (ii) not registering the offer and sale of the Shares under the 1933 Act or any state securities laws, (iii) avoiding violations of ERISA and Section 4975 of the Code (e.g., prohibited transactions involving retirement accounts and other employee benefit plans) and other comparable laws applicable to employee benefit plans not subject to ERISA and (iv) the management of the Company’s business.

(p) Bankruptcy, Pending Lawsuits, Outstanding Judgments. The Investor has never filed for or been involved as a debtor in bankruptcy proceedings and there are no suits pending or judgments outstanding against it which, in one case or in the aggregate, could impair its ability to make contributions or other payments to the Investor as and when required under this Subscription Agreement.

(q) Survival. The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Drawdown Date and the dissolution of the Company, without limitation as to time.

10. Further Advice and Assurances. All information which the Investor has provided to the Company, including the information in the Investor Questionnaire and the Bad Actor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately in writing if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire or the Bad Actor Questionnaire, or any information provided by the Investor herein or in any other certification or document required to be provided under this Subscription Agreement (including, without limitation, forms W-9 or W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP, as applicable) ceases to be true at any time following the date hereof.

11. Power of Attorney.

(a) The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i) any and all filings required to be made by the Investor under the Exchange Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;

(ii) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(iii) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a BDC; and

(iv) all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Company.

(b) With respect to the Investor and the Company, the foregoing power of attorney:

(i) is coupled with an interest and shall be irrevocable;

(ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(iii) shall not be affected by the subsequent termination, bankruptcy, insolvency or dissolution of the Investor, and shall survive the assignment by the Investor of the whole or any fraction of the Shares, except where the assignment is of all the Investor’s Shares and the assignee thereof, with the consent of the Company, is admitted as a Shareholder; provided, however, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution;

(iv) shall be suspended concurrently with any suspension of the Commitment Period; and

(v) may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

12. Conflicts of Interest. The Investor acknowledges that the Adviser and its affiliates will receive substantial compensation in connection with the Company and the Investor’s subscription for the Shares pursuant to the terms set forth in this Subscription Agreement and, to the extent permitted thereby, the Adviser and its affiliates may become engaged in businesses and activities that are competitive with that of the Company. Subject to the terms herein and any restrictions under applicable laws and regulations, the Investor agrees and consents to these activities of the Adviser and its affiliates even though there are conflicts of interest inherent in such activities and even though the Investor will have no interest in such activities.

13. Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire as set forth in Schedule A and the Bad Actor Questionnaire as set forth in Schedule B) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares in the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser and their affiliates and each partner, member, officer, director, employee, and agent thereof, from and against (only out of Company assets, including the proceeds of liability insurance and the right to require contributions or other payments by the Shareholders under this Subscription Agreement) any loss, damage or liability due to or arising out of (i) a breach of any representation, warranty, covenant or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire and the Bad Actor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in the Shares; and (ii) any action for securities law violation instituted by the Investor which is finally resolved by judgment against the Investor.

14. Amendments and Waivers. This Subscription Agreement may be amended only with the written consent of the Investor and the Company (it being understood that the Investor hereby consents to any amendment, to the extent applicable, by the Company to reduce the Investor’s Capital Commitment pursuant to Section 1(a) hereof). The observance of any provision of this Subscription Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of such party waiving such term or condition. No waiver by any party hereto of any provision of this Subscription Agreement in any one or more instances shall be deemed to be or construed as a waiver of the same or other provision of this Subscription Agreement on any future occasion. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereto shall not otherwise alter or affect any power, remedy or right with respect to the other party hereto, or the obligations of the party hereto to whom such extension or indulgence is granted. All remedies, either under this Subscription Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

15. Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void. The Investor Questionnaire (attached hereto as Schedule A) and the Bad Actor Questionnaire (attached hereto as Schedule B), including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, and may be delivered in facsimile format (such as ..pdf) all of which together shall constitute one instrument and shall be deemed an original. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement by the Investor shall be a federal or state court located in the State of Maryland, and the Investor, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and the Investor further hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Questionnaire or the Bad Actor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

16. Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of the Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 16), except to the extent (i) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (ii) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of the Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

17. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered (a) in person, (b) by registered or certified mail, (c) by private courier, (d) by facsimile or (e) by e-mail. All notices to the Investor shall be delivered to the Investor at its last known address, facsimile number or e-mail address as set forth in the records of the Company. All notices to the Company shall be delivered to c/o Varagon Capital Corporation, Attention: Afsar Farman-Farmaian, Esq., 299 Park Avenue, 3rd Floor, New York, NY 10171. Unless otherwise notified to the Company, all notices to the Investor shall be delivered to the address, facsimile number and email address provided by the Investor in Section A of Schedule A – Investor Questionnaire attached hereto. The Investor may designate a new address for notices by giving written notice to that effect to the Company. The Company may designate a new address for notices by giving written notice to that effect to the Investor. A notice given in accordance with the foregoing clauses (a), (b) and (c) shall be deemed to have been effectively given three business days after such notice is mailed by registered or certified mail, return receipt requested, or one business day after such notice is sent by overnight delivery service or other one-day provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given by facsimile or email shall be deemed to have been effectively given when sent unless the sender receives a message of “error in transmission,” provided confirmatory notice is sent by first class mail, postage prepaid or receipt is confirmed by an authorized representative of the recipient by reply facsimile or email.

18. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

19. No Joint Liability Among the Company and the Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Subscription Agreement.

20. Independent Nature of Investors’ Obligations and Rights. Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Section 13, any rights or remedies hereunder.

[Remainder of Page Intentionally Left Blank]

Investing in shares of our Common Stock may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our Common Stock is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares of our Common Stock regardless of how we perform.

•	If you are unable to sell your shares of our Common Stock, you will be unable to reduce your exposure on any market downturn.

•

Shares of our Common Stock are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for shares of our Common Stock. Therefore, the Common Stock constitute illiquid investments. The purchase of our shares of Common Stock is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all. We do not intend to list our shares of Common Stock on a national securities exchange.

•

Our distributions can be funded from unlimited amounts of offering proceeds or borrowings, which would constitute a return of capital and reduce the amount of capital available to us for investment. A return of capital is a return of a portion of a Shareholder’s original investment in our shares of Common Stock. Any capital returned to you through distributions will be distributed after payment of fees and expenses, including the future repayment of any waived fees and reimbursed expenses.

•

We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

•

Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•

The Company intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The privately-held companies and below-investment-grade securities in which the Company will invest will be difficult to value and are illiquid.

•

The Company intends to elect to be regulated as a BDC under the 1940 Act, which will impose numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments.

•	Shares of our Common Stock may be sold only to accredited investors as defined in Rule 501(a) of Regulation D under the 1933 Act, and may not be sold without the written consent of the Adviser.

•	Repurchases of shares of our Common Stock by the Company, if any, are expected to be very limited.

•	Shareholders may not redeem their shares of Common Stock.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as a deed on the date set forth below.

Date:	Amount of Capital Commitment

$

INDIVIDUAL INVESTOR:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name of Entity)

By:
(Signature)

(Print Name and Title)

Agreed and accepted as of the date set forth below:

VARAGON CAPITAL CORPORATION

By:	Date:

as a duly authorized representative of Varagon Capital Corporation

Name:

Title:

Capital Commitment Accepted, if less than Capital Commitment Subscribed for by Investor Above:

$

SCHEDULE A - INVESTOR QUESTIONNAIRE

Please complete each Section of this Investor Questionnaire.

A.	General Information

1.	If the Investor is not holding for Investor’s own account, provide the name and address for whom the interest is being held:

2.	Investor Category (check all that apply)

☐	Individual U.S. person (including your trust)	☐	Banking or thrift institution
☐	Individual Non-U.S. person (including trust)	☐	State or municipal government entity
☐	Broker-dealer		(excluding pension plans)
☐	Insurance company	☐	State or municipal pension plan
☐	Investment company registered with SEC	☐	Sovereign wealth fund and
☐	Private fund		foreign official institutions
☐	Non-profit	☐	Other Non-U.S. person
☐	Pension plan (excluding government plans)	☐	Other

3.	Form of Investor (check all that are applicable):

☐	Individual	☐	Grantor trust
☐	Joint tenants	☐	Other trust
☐	Tenants in common	☐	IRA/Keough Plan/SEP
☐	Limited partnership	☐	Other Employee benefit plan
☐	General partnership	☐	Non-profit, endowment or foundation
☐	Limited liability company	☐	Other exempt organization
☐	C corporation	☐	Nominee
☐	S corporation	☐	Fiduciary
☐	Estate	☐	Disregarded entity
		☐	Other (describe): _______________

4. U.S. Taxpayer Identification or Social Security Number:

5. Date of Birth/Formation:

(If the Investor is an entity that was formed within the last 12 months, please provide a copy of the entity’s organizational documents with this Investor Questionnaire.)

Schedule A-1

6.	Primary Contact Person for This Account and for General Notices:

Name:

Address:

Email:

Telephone:

Fax:

7.	Contact Person(s) For This Account for Financial Information and Reporting (including quarterly and annual financial reports and capital account statements):

(TO BE COMPLETED ONLY IF CONTACT PERSON IS DIFFERENT THAN THE

PRIMARY CONTACT PERSON LISTED IN SECTION A.4 ABOVE)

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

Email:	Email:

8.	Contact Person(s) For This Account for Capital Call and Distribution Notices:

(TO BE COMPLETED ONLY IF CONTACT PERSON IS DIFFERENT THAN THE

PRIMARY CONTACT PERSON LISTED IN SECTION A.4 ABOVE)

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

Email:	Email:

Schedule A-2

9.	Contact Person(s) For This Account for Legal Documentation:

(TO BE COMPLETED ONLY IF CONTACT PERSON IS DIFFERENT THAN THE

PRIMARY CONTACT PERSON LISTED IN SECTION A.4 ABOVE)

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

Email:	Email:

10.	Contact Person(s) For This Account for Tax Matters (including Form 1099 distribution):

(TO BE COMPLETED ONLY IF CONTACT PERSON IS DIFFERENT THAN THE

PRIMARY CONTACT PERSON LISTED IN SECTION A.4 ABOVE)

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

Email:	Email:

11. Permanent Address of Investor: (if different from address for Notices above)

Schedule A-3

12.	For distributions of cash, please wire funds to the following bank account:

Bank Name:

Bank Location:

Account Number:

Account Name:

Bank’s Routing No.:

For further credit to (if any):

Reference:

SWIFT:

13.	For distributions in-kind, please:

Credit securities to my brokerage account at the following firm:

Firm Name:

Address:

Account Name:

Account No.:

DTC Number:

14.	Wire transfers from you to fund capital contributions shall be made from the same banking institution described in Item 12 above, unless stated otherwise below:

Bank Name:

Bank Location:

Account Number:

Account Name:

Bank’s Routing No.:

For further credit to (if any):

Reference:

SWIFT:

Schedule A-4

B.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

☐	(A)	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

☐	(B)	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

☐	(A)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

☐	(B)	A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.

☐	(C)	An insurance company as defined in Section 2(a)(13) of the 1933 Act.

☐	(D)	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	(E)	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

☐	(F)	A business development company (“BDC”) as defined in Section 2(a)(48) of the 1940 Act.

☐	(G)	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	(H)	A private BDC as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	(I)	A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐	(J)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐	(K)	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(L)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

Schedule A-5

C.	Supplemental Information

1.

Is the Investor, or will the Investor be, a Benefit Plan Investor (as defined below) or is it or will it use the assets of an entity or other Person that is or will in the future be a Benefit Plan Investor to invest in the Company?

☐ Yes            ☐ No

A “Benefit Plan Investor” is

•

Any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to ERISA. This includes, without limitation, employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income).

•

Any “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code. Generally, such a plan includes, without limitation, an “individual retirement account” plan, a Keogh plan, a pension plan, an Archer MSA described in Section 220(d) of the Code, a Coverdell education savings account described in Section 530 of the Code and a health saving account described in Section 223(d) of the Code.

•

Any entity that is, or would be deemed to be using (under U.S. Department of Labor Regulation 2510.3-101 as modified by Section 3(42) of ERISA), “plan assets” to purchase or hold its investments, including, without limitation, a master trust or a plan assets fund.

2.

Answer this Question only if the answer to Question (1) above is “Yes”: What is the maximum percentage of the Investor’s assets that (up until a Public Listing) constitutes or will constitute “plan assets” subject to ERISA or Section 4975 of the Code?

_____________%

3.

If the Investor is or will be an insurance company general account, does or will any portion of its underlying assets in its general account constitute “plan assets” subject to ERISA or Section 4975 of the Code?

☐ Yes            ☐ No

4.

Answer this Question only if the answer to Question (3) above is “Yes”: What is the maximum percentage of the assets in the Investor’s general account that (up until a Public Listing) constitutes or will constitute “plan assets” subject to ERISA or Section 4975 of the Code?

_____________%

Schedule A-6

Without limiting the remedies available in the event of a breach, the Investor agrees to promptly notify the Company in writing if there is a change in the percentage as set forth in Question (2) or Question (4) above and at such time or times as the Company may request.

5.	If the Investor is investing assets of an “employee benefit plan,” as defined in Section 3(3) of ERISA that are subject to ERISA, please provide:

(a)	The name of the plan sponsor:

(b)	The plan number:

(c)	The name of each employer whose employees participate in each such plan whose assets the Investor is investing and each affiliate of such an employer, as defined in Section 407(d)(7) of ERISA (attach separate sheet(s) if necessary).

D.	Related Parties/Other Beneficial Parties:

1.

Is the Investor or will the Investor be a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person (a “Controlling Person”)? For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

If the question above was answered “Yes,” please indicate the name of such other investor in the space below:

2.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Company?

☐ Yes ☐ No

If the question above was answered “Yes,” please indicate the name of such other investor in the space below:

Schedule A-7

E.	BHC Investor Status:

Is the Investor a “BHC Investor”?1

☐ Yes ☐ No

[Remainder of Page Intentionally Left Blank]

The Investor understands that the foregoing information and the information provided in the Bad Actor Questionnaire will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase and own Shares in the Company. The Investor agrees to notify the Company immediately if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor

[1]

A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

Schedule A-8

Questionnaire or the Bad Actor Questionnaire becomes inaccurate, incomplete or otherwise changes, at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase Shares in the Company. The Investor acknowledges that the Securities and Exchange Commission may require the Company to publicly disclose the information provided in the Bad Actor Questionnaire and, as applicable, the Investor agrees to such public disclosure. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, the Adviser and each partner or member thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

Signatures:

INDIVIDUAL:

(Signature)

(Print Name)
PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER:

(Name of Entity)

By:
(Signature)

(Print Name and Title)

Schedule A-9

SCHEDULE B – BAD ACTOR QUESTIONNAIRE

This Bad Actor Questionnaire is being furnished to you to obtain information in connection with an offering (the “Offering”) of shares of the Common Stock of Varagon Capital Corporation (the “Issuer”), under Rule 506 of the Securities Act of 1933 (the “1933 Act”). As used in this Bad Actor Questionnaire, “you” also refers to any entity on whose behalf you are responding.

Important Note: If you are a Covered Person, as described below, please answer every question. If you are not a Covered Person, you may leave this Bad Actor Questionnaire blank. If the Issuer has completed portions of the Questionnaire on your behalf, please confirm the accuracy of that information. If your answer to a question is “Yes,” please provide details in the explanation. Unless otherwise stated, your answers should be given as of the date you sign the Investor Questionnaire. Please note that certain questions are necessarily broad in scope, so if you have doubts regarding whether something should be included in your response please err on the side of over-inclusion. The Issuer may have additional follow-up questions for you in connection with the Offering.

THE EXISTENCE AND CONTENTS OF THE QUESTIONNAIRE, AS WELL AS YOUR ANSWERS AND ALL NOTES AND DRAFTS PREPARED BY YOU, ARE CONSIDERED CONFIDENTIAL AND PROPRIETARY BY THE ISSUER AND SHOULD BE TREATED ACCORDINGLY.

This Bad Actor Questionnaire must be completed by the following “Covered Persons”:

•	the Issuer,

•	Any predecessor of the Issuer,

•	Any affiliated issuer,[1]

•	Any director, executive officer, other officer participating in the offering, general partner or managing member of the Issuer,

•	Any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power,

•	Any promoter[2] connected with the Issuer in any capacity at the time of the sale of securities.

•	Any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of securities (a “compensated solicitor”).

•	Any general partner or managing member of any compensated solicitor.

•	Any director, executive officer or other officer participating in the offering of any:

•	compensated solicitor; or

•	general partner or managing member of any compensated solicitor.

[1]

The term “affiliated issuer” refers to an entity that are in control of, are controlled by, or are under common control with the issuer and are issuing securities in the same offering, including offerings subject to integration pursuant to Rule 502(a) of Regulation D.

[2]

The term “promoter” includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph if such person does not otherwise take part in founding and organizing the enterprise.

Schedule B-1

1.	Name, Address, Telephone Number and E-mail

Print Full Name of Investor:

Business Address:	Home Address:

Business Telephone: (___) ______________________________	Home Telephone: (___) _____________________________

E-mail Address: _______________________________________

2.	Have you been convicted, within ten (10) years of the date hereof (or five (5) years, in the case of the Issuer, its predecessors and affiliated issuers), of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐    Yes    ☐    No

If Yes, please explain:

3.

Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐    Yes    ☐    No

If Yes, please explain:

4.

Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	on the date hereof, bars you from:

•	association with an entity regulated by such commission, authority, agency or officer;

•	engaging in the business of securities, insurance or banking; or

•	engaging in savings association or credit union activities; or

Schedule B-2

•	constitutes a final order,[3] entered within ten (10) years of the date hereof, that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct?

☐    Yes    ☐    No

If Yes, please explain:

5.

Are you subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, on the date hereof:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on your activities, functions or operations; or

•	bars you from being associated with any entity or from participating in the offering of any penny stock?

☐    Yes    ☐    No

If Yes, please explain:

6.

Are you subject to any order of the SEC, entered within five (5) years of the date hereof, that, on the date hereof, orders you to cease and desist from committing or causing a violation of or future violation of:

•

any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the 1933 Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

•	Section 5 of the 1933 Act.

☐    Yes    ☐    No

If Yes, please explain:

7.

Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐    Yes    ☐    No

If Yes, please explain:

[3]

A “final order” is a written directive or declaratory statement issued by any of the regulators listed in this Question 4 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency.

Schedule B-3

8.

Have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, on the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐    Yes    ☐    No

If Yes, please explain:

9.

Are you subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐    Yes    ☐    No

If Yes, please explain:

[Remainder of Page Intentionally Left Blank]

Schedule B-4

SCHEDULE C – ELECTRONIC COMMUNICATION AND SIGNATURE AUTHORIZATION

By acknowledging your consent below (and as long as you provide us with an electronic mail address) you consent to any and all authorized contacts receiving electronic communications and understand that no paper copy will follow by mail. You agree that the authorized contacts listed in the Subscription Agreement (and any others you may subsequently identify) are specified as your agents for the limited purpose of receiving, on your behalf, any electronic delivery including, but not limited to, account statements, performance reports, privacy notices, investment adviser brochures (Form ADV), disclosure documents and any other information delivered or provided (i) by VCC Advisors, LLC or any of its affiliates (collectively, “Varagon”) in connection with the investment advisory services that Varagon provides to investors and (ii) by any other agent of Varagon.

You further agree to notify Varagon promptly in writing of any change to an e-mail or any other electronic delivery address specified above or otherwise agreed between you and Varagon. Until we have received notice of a change, we may continue to send information to the previous e-mail or other electronic address, and any such information will be deemed to have been delivered, whether or not it is actually received. Additionally, you acknowledge and agree by acknowledging your consent below that a successful transmission report received by Varagon will constitute delivery of any communication. At your request, we will send you paper copies of any information we make available in electronic form. You may request paper copies by contacting the Company. You agree, however, that neither your request for, nor our delivery of, a paper copy will imply that the previous electronic delivery of the information did not constitute good and effective delivery.

Although Varagon will take all appropriate measures to protect the confidentiality of any information transmitted through e-mail, please be advised that the facility to encrypt e-mail messages is not available. Furthermore, the internet is not a secure environment and the use of Internet e-mail carries with it a number of inherent risks. As a result, we cannot guarantee that e-mail will be delivered within a reasonable time or at all; that e-mail comes from the purported sender; that e-mail is not intercepted by unauthorized or unintended third parties; that the content of the e-mail is unaltered from the time of transmission and therefore we cannot guarantee the accuracy or completeness of the information; or that the e-mail sent by us will be free from viruses.

You are responsible for having any necessary hardware, software or other technology to access electronic communication. By acknowledging your consent below you acknowledge and agree that you are aware of and accept the risks associated with internet e-mail and that the Company’s agents, Varagon, their respective affiliates and each of their respective partners, employees and agents will have no liability, contingent or otherwise, to you or any third party arising from or in any way related to the use of electronic communication.

Please note that we cannot accept instructions of any kind, including notices of contributions or withdrawals, sent through email.

FORMAT OF INFORMATION

The documents and other information delivered electronically may be formatted in Adobe Acrobat’s portable document format (“PDF”), or other file formats we deem appropriate.

(Please acknowledge your consent by checking one.) ☐    Yes    ☐    No

Schedule C-1

SCHEDULE D –NOTICE UNDER DISTRIBUTION REINVESTMENT PLAN

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

Instructions:

The Company will reinvest all cash dividends or distributions declared by Varagon Capital Corporation’s (the “Company”) board of directors on behalf of an investor (an “Investor”) in additional shares of the Company’s common stock (the “Common Stock”) and no action will be required on part of an Investor to participate in the Distribution Reinvestment Plan. An Investor may elect to have their entire distribution (and all future distributions, until further notice) in cash by remitting this form to State Street Bank and Trust Company no later than the 10 days prior to the record date for the first distribution to which it relates. To elect to have your full distributions in cash, mark the appropriate box in Part (A) below and fill out your contact information under Part (B), below.

(A) Until further notice, I would like to receive my full distributions in:	☐ IN CASH

(B) Investor’s Legal Name, Address and Tax Identification Number:
Name

Street

City State Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number

By:
Name:
Date:

Schedule D-1

SCHEDULE E – TAX FORM W-9

Schedule E-1

SCHEDULE F – SUBSCRIPTION FOR ADDITIONAL COMMITMENTS

Varagon Capital Corporation

Attn: Afsar Farman-Farmaian, Esq.

299 Park Avenue, 3rd Floor

New York, NY 10171

Pursuant to the Subscription Agreement, the Investor seeks to make an additional capital commitment to the Company (“Additional Capital Commitment”) and hereby irrevocably offers to subscribe for and agrees to purchase additional Shares from the Company for the Additional Capital Commitment in the amount indicated below when capital call notices are issued. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Subscription Agreement.

__________________ (the “undersigned”) hereby agrees to make a subscription to the Company of $___________. In connection with such additional subscription, the undersigned hereby agrees to the following:

1. The undersigned agrees that (i) by signing below, it is making an irrevocable Additional Capital Commitment to the Company of $__________, and (ii) its subscription is not valid unless accepted by the Company.

2. The undersigned acknowledges and agrees that the undersigned is making its Additional Capital Commitment to the Company on the terms and conditions contained in (i) the Subscription Agreement previously provided by it to the Company and (ii) the Operative Documents as set forth in Section 1(b) of the Subscription Agreement.

3. The undersigned represents and warrants that (i) it has already properly completed and executed the Subscription Agreement of the Company, and (ii) all information that it provided, and all of its representations and warranties made, in such Subscription Agreement (including the Investor Questionnaire, the Bad Actor Questionnaire, and other materials included as part of the Subscription Documents) are true and correct in all respects as of the date hereof.

Except as otherwise expressly provided herein, all of the terms and conditions of the Operative Documents are hereby ratified and shall remain unchanged and continue in full force and effect.

This letter agreement shall be construed and governed in accordance with the laws of the Delaware, without giving effect to the conflicts of laws principles thereof. This letter agreement may be executed in one or more counterparts and all such counterparts so executed (including facsimile or PDF copies thereof) shall constitute an original agreement binding on all the parties but together shall constitute but one instrument.

INVESTOR:	By:
Name:
Title:

Schedule F-1

ACCEPTANCE OF SUBSCRIPTION FOR

ADDITIONAL COMMITMENT

The foregoing subscription for Additional Capital Commitments is hereby accepted on behalf of the Company as of ___________, 20__.

Varagon Capital Corporation

By:	VCC Advisors, LLC as the Company’s duly authorized representative

By:
Name:
Title:

Schedule F-2

SCHEDULE G – TRANSFER RESTRICTIONS

This Schedule G is attached to and made a part of the Subscription Agreement with the Investor. Capitalized terms not defined herein shall have the meanings ascribed to them in the Subscription Agreement. Prior to a Public Listing of the Common Stock, the Investor may not Transfer all or any fraction of such Investor’s Common Stock or Capital Commitment without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Adviser. In any event, the consent of the Adviser may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Adviser in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the written opinion of counsel (who may be counsel for the Company or the Investor) reasonably believed to have expertise in the area of law which is the subject matter of the opinion, satisfactory in form and substance to the Company, such Transfer would not:

i.	violate the 1933 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Common Stock to be transferred;

ii.	constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code;

iii.	cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code; or

iv.	result in the Company no longer being eligible to be treated as a RIC.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees and any other accounting and miscellaneous expenses, incurred by the Company in connection with any Transfer of all or any fraction of its Common Stock, whether or not such Transfer is consummated. To the extent the Transfer is consummated, the Investor agrees to pay all such expenses prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Common Stock of the Investor in a Transfer permitted under this Schedule G shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Common Stock, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown required to be made by it (without taking into account the Transfer of all or a fraction of such Common Stock) prior to the time, if any, when the purchaser, assignee or transferee of such Common Stock, or fraction thereof, becomes a holder of such Common Stock.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Common Stock and shall be entitled to treat the transferor of Common Stock as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

Schedule G-1

SCHEDULE H – BENEFICIAL OWNERSHIP CERTIFICATION

Schedule H-1